SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                  Date of Report - April 27, 2007

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------
State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

             570 Lausch Lane
         Lancaster, Pennsylvania                      17601
---------------------------------------          --------------
(Address of principal executive offices)           (Zip Code)



        Registrant's telephone number including area code:
                       (717) 653-1441
                        --------------


----------------------------------------------------------------
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
           _____________________________________________

           On April 27, 2007, Union National Financial
           Corporation issued a press release reporting earnings for first quarter 2007 and announcing a second quarter cash dividend. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits
           _________________________________

      (b)  Exhibits.

           Exhibit No.   Description
           ___________   ___________
           99.1          Earnings Release dated April 27,2007.

                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be
signed   on its behalf by the undersigned hereunto duly
authorized.

                       UNION NATIONAL FINANCIAL CORPORATION
                                      (Registrant)


Dated: April 27, 2007        /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             Chairman, President and Chief
                             Executive Officer

                            EXHIBIT INDEX

                                        Page Number in
Exhibit                                 Manually Signed Original
_______                                 ________________________

99.1       Press Release                5

                          EXHIBIT 99.1

                          Press Release

                         PRESS RELEASE

    Union National Financial Corporation Reports First Quarter
    __________________________________________________________
        Earnings and Announces Second Quarter Cash Dividend
        ___________________________________________________

Lancaster, Pennsylvania, April 27, 2007. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, reported a consolidated net loss of $356,000 for the first quarter of 2007, as compared to net income of $770,000 for the same period of 2006. First quarter 2007 results included one-time charges of $550,000 ($363,000 after tax or $0.14 per share) related to a de-leveraging transaction in January 2007, and charges of $536,000 ($354,000 after tax or $0.14 per share) related to a restructuring initiative. The basic and diluted loss per share for the three months ended March 31, 2007 was ($0.14), while basic and diluted earnings per share for the first quarter of 2006 were $0.31 and $0.30, respectively. Excluding these one-time charges, net income for the first quarter of 2007 was $361,000 or $0.14 per share. The Bank will incur additional charges of $176,000 ($116,000 after tax) under the restructuring program during the second quarter of 2007.

Mark D. Gainer, Union National's Chairman, President, and CEO stated, "We remain committed to our role as an independent community bank with close ties to Lancaster County. The actions that we have undertaken will improve the efficiency of our operations and help ensure that Union National will continue to be a stable and profitable financial institution that our customers, employees, and shareholders can rely upon for many years to come."

In January 2007, in conjunction with its previously-announced de-leveraging strategy, Union National reduced the size of its securities portfolio by $67,000,000 while paying down Federal Home Loan Bank debt and other short-term borrowings, thereby reducing its overall capital needs and its interest rate risk profile. Union National realized net losses on the sale of securities and incurred prepayment penalties of $519,000 and $31,000, respectively, on a pre-tax basis. This strategy strengthens Union National's equity position, enhances its income tax effectiveness, and facilitates its future core banking growth strategies for loans and deposits.

The pre-tax restructuring charge of $536,000 in the first quarter and expected additional charges of approximately $176,000 in the second quarter of 2007 consist of severance and related benefits resulting from staff reductions that were completed during March and April. "We needed to adjust the size and makeup of our staff in order to compete effectively in today's economy," said Gainer.

Union National is continuing to implement its strategic growth initiatives during 2007, adding a new business banking center located in Ephrata, Pennsylvania, during the second quarter. In 2006, the innovative Gold Cafe brand and concept was introduced at two locations, on the Old Philadelphia Pike near the Harrisburg Area Community College and on Centerville Road in Lancaster, Pennsylvania. Union National also relocated its corporate offices to Lancaster during 2006 in order to more effectively serve customers located throughout Lancaster County.

The Board of Directors of Union National Financial Corporation approved the payment of its second regular quarterly cash dividend for 2007. The cash dividend of six cents per share is payable on May 21, 2007, to stockholders of record on May 7, 2007.

Financial Highlights
____________________
                               Three Months Ended
                              _____________________
                             March 31,      March 31,    Percent
                                2007          2006        Change
                              _________    ________       ______
Net Interest Income          $3,774,000    $3,588,000      5.2%
Provision for Loan and
  Lease Losses                  207,000        30,000    590.0%
Other Operating Income        2,113,000     1,854,000     14.0%
Investment Securities
  Gains (Losses)               (519,000)       22,000      nc
Restructuring Charge            536,000           -        nc
Other Operating Expenses      5,321,000     4,571,000     16.4%
Net Income (Loss)              (356,000)      770,000      nc
Per Share Information:
Earnings (Loss)
  Per Share - Basic              ($0.14)        $0.31      nc
Earnings (Loss)
  Per Share - Assuming Dilution  ($0.14)         0.30      nc
Dividends Per Share                0.10          0.16    -37.5%
Performance Ratios:
Net Interest Margin %
  (Taxable-Equivalent)             3.61%         3.60%     0.3%
Return on Average
  Stockholders' Equity            -5.00%        11.56%      nc
Return on Average Realized
  Stockholders' Equity (1)        -4.89%        11.29%      nc

                               Balance Sheet as of
                             March 31,      March 31,    Percent
                                2007          2006        Change
                              _________      ________     ______
Total Loans and Leases      $350,602,000   $304,350,000    15.2%
Allowance for Loan and
  Lease Losses                (3,188,000)    (2,729,000)   16.8%
Total Assets                 458,753,000    478,350,000    -4.1%
Total Deposits               332,071,000    315,391,000     5.3%
Total Stockholders' Equity    28,488,000     27,598,000     3.2%
Per Share Information:
Book Value Per Share              $11.27         $10.97     2.7%
Balance Sheet Ratios:
Total Stockholders' Equity
  as a % of Assets                  6.21%          5.77%    7.6%
Nonperforming Loans and Leases
  as a % of Total Loans and Leases  0.64%          0.58%   10.3%

    nc  Not calculable

    (1) Excludes the impact of accumulated other comprehensive income on total stockholders' equity.

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for over 150 years. The bank operates ten retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, Chairman, President & CEO
Union National Financial Corporation
570 Lausch Lane
Lancaster, PA 17601
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.